Exhibit 99.1

NORTHSTAR REALTY EUROPE ANNOUNCES SECOND QUARTER 2019 RESULTS

NEW YORK, August 7, 2019 -- NorthStar Realty Europe Corp. (NYSE: NRE) (“NorthStar Realty Europe” or “NRE” or “Company”), a European office REIT, today announced its results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Results and Highlights

•	On July 3, 2019, NRE announced it has entered a definitive merger agreement with certain entities managed by AXA Investment Managers - Real Assets for an estimated per share consideration of $17.03

•	U.S. GAAP net income attributable to common stockholders: $(1.4) million, or $(0.03) per diluted share for the second quarter 2019

•	Cash available for distribution (“CAD”): $6.6 million, or $0.13 per share for the quarter

•	On June 18, 2019, NRE completed the disposal of Marly, a logistics asset in Paris, releasing approximately $13 million of equity to NRE

•	Cash dividend of $0.15 per share declared for the second quarter 2019

For more information and a reconciliation of CAD, net operating income (“NOI”) and same store NOI to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

Portfolio Overview

Real Estate Portfolio1,2
As of June 30, 2019, NRE’s real estate portfolio comprised of 14 properties located across Germany, the U.K. and France with approximately 134,000 rentable square meters, 96% weighted average occupancy and a 5.9 year weighted average remaining lease term to expiry (“WALT”).

•	The office portfolio comprised of 12 properties with 122,000 rentable square meters, had a 96% weighted average occupancy and a 5.7 year WALT as of June 30, 2019.

•	The other (non-office) portfolio, comprised of two hotel properties, had a 100% weighted average occupancy and a 8.7 year WALT as of June 30, 2019.

Asset Sales
In June 2019, NRE completed the disposal of Marly, its only logistics asset located in Paris, releasing $13 million net equity to NRE.

Same Store Net Operating Income (Currency Adjusted)
Same store year-over-year rental income for the three months ended June 30, 2019 compared to June 30, 2018 increased by $137 thousand, or 1.1%, driven by indexation uplifts offset by partial vacancy in certain assets, including Marceau and Ludwigstrasse, and certain value enhancing leases, including a 10 year lease extension with Baker Tilly at Valentinskamp. Same store year-over-year NOI for the three months ended June 30, 2019 compared to June 30, 2018 decreased by $229 thousand, or (1.7)%, due to one-off repairs and maintenance and certain non-recoverable utility expenses.

Same store quarter-over-quarter rental income and NOI for the three months ended June 30, 2019 compared to March 31, 2019 decreased by $72 thousand, or (0.5)%, and $340 thousand, or (2.5)%, respectively, due to partial vacancy in Marceau and Ludwigstrasse and the timing of certain operating expenses.

Liquidity
As of June 30, 2019, total liquidity was $377 million of unrestricted cash.

Stockholder’s Equity
NRE had 50.6 million shares of common stock, operating partnership units and restricted stock units (“RSUs”) not subject to performance hurdles outstanding as of June 30, 2019.

Strategic Transaction
On July 3, 2019, NRE announced that it has entered into a definitive merger agreement with certain entities managed by AXA Investment Managers - Real Assets, or AXA IM - Real Assets, pursuant to which, NRE will be acquired by a wholly-owned subsidiary of a fund managed by AXA IM - Real Assets (the “proposed merger”), for an estimated per share consideration of $17.03, based on the three-month forward foreign exchange rates as of July 3, 2019.

About NorthStar Realty Europe Corp.
NorthStar Realty Europe Corp. is a European focused commercial real estate company with predominately prime office properties within key cities in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of Colony Capital, Inc. (NYSE: CLNY), a leading global equity REIT with an embedded investment management platform. For more information about NorthStar Realty Europe Corp., please visit www.nrecorp.com.

Investor Relations
Gordon Simpson
Finsbury
+1 855 527 8539 or +44 (0) 207 2513801
nre@finsbury.com

NorthStar Realty Europe Corp.
Consolidated Balance Sheets
($ in thousands, except per share data)
Unaudited

	June 30, 2019	December 31, 2018
Assets
Operating real estate, gross	$843,643	$844,809
Less: accumulated depreciation	(72,033)	(64,187)
Operating real estate, net	771,610	780,622
Preferred equity investments	38,952	39,090
Cash and cash equivalents	377,393	438,931
Restricted cash	5,332	5,592
Receivables, net of allowance of $130 and $236 as of June 30, 2019 and December 31, 2018, respectively	5,347	8,989
Assets held for sale	—	73,345
Derivative assets, at fair value	3,288	6,440
Intangible assets, net and goodwill	23,834	58,173
Other assets, net	46,470	14,317
Total assets	$1,272,226	$1,425,499
Liabilities
Mortgage and other notes payable, net	$546,349	$682,912
Accounts payable and accrued expenses	20,155	22,367
Due to affiliates	4,041	9,630
Intangible liabilities, net	8,825	9,722
Liabilities related to assets held for sale	—	1,498
Other liabilities	18,141	21,267
Total liabilities	597,511	747,396
Commitments and contingencies
Equity
NorthStar Realty Europe Corp. Stockholders’ Equity
Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 50,289,639 and 49,807,448 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	502	498
Additional paid-in capital	864,696	862,240
Retained earnings (accumulated deficit)	(176,047)	(170,669)
Accumulated other comprehensive income (loss)	(18,498)	(18,424)
Total NorthStar Realty Europe Corp. stockholders’ equity	670,653	673,645
Noncontrolling interests	4,062	4,458
Total equity	674,715	678,103
Total liabilities and equity	$1,272,226	$1,425,499

NorthStar Realty Europe Corp.
Consolidated Statements of Operations
($ in thousands, except for per share data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Lease income	$16,499	$30,162	$33,583	$62,727
Interest income	1,554	706	3,165	1,435
Other income	107	143	582	421
Total revenues	18,160	31,011	37,330	64,583
Expenses
Properties - operating expenses	3,557	6,930	6,463	13,732
Interest expense	3,413	5,855	7,093	11,962
Transaction costs	1,827	376	2,589	857
Management fee, related party	3,848	4,223	7,736	8,380
Other expenses	734	1,273	1,471	2,697
General and administrative expenses	1,317	1,801	3,053	3,679
Compensation expense	1,950	1,186	3,237	1,551
Depreciation and amortization	5,908	11,976	11,821	23,627
Total expenses	22,554	33,620	43,463	66,485
Other income (loss)
Other gain (loss), net	14	3,531	(2,503)	529
Extinguishment of debt	(476)	(1,441)	(670)	(1,441)
Gain on sales, net	3,671	38,319	21,396	39,585
Income (loss) before income tax benefit (expense)	(1,185)	37,800	12,090	36,771
Income tax benefit (expense)	(249)	76	(2,401)	37
Net income (loss)	(1,434)	37,876	9,689	36,808
Net (income) loss attributable to noncontrolling interests	6	(217)	(56)	(221)
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$(1,428)	$37,659	$9,633	$36,587
Earnings (loss) per share:
Basic	$(0.03)	$0.72	$0.19	$0.68
Diluted	$(0.03)	$0.69	$0.19	$0.65
Weighted average number of shares:
Basic	49,448,507	51,858,645	49,391,523	53,455,635
Diluted	49,448,507	54,007,807	50,749,631	55,432,191

Non-GAAP Financial Measures
Included in this press release are Cash Available for Distribution, or CAD, net operating income, or NOI, same store net operating income, or same store NOI, each a “non-GAAP financial measure,” which measures NRE’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NRE believes these metrics can be a useful measure of its performance which is further defined below.
Cash Available for Distribution
We believe that CAD provides investors and management with a meaningful indicator of operating performance. We also believe that CAD is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as transaction costs, depreciation and amortization, equity-based compensation, gain on sales, net, asset impairment and non-recurring bad debt expense). We adjust for transaction costs because these costs are not a meaningful indicator of our operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments, which are expenses related to specific transactions. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders. The definition of CAD may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, new leases, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.
We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, noncontrolling interests and the following items: depreciation and amortization items including straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; other gain (loss), net (excluding any realized gain (loss) on the settlement on foreign currency derivatives); gain on sales, net; impairment on depreciable property; extinguishment of debt; acquisition gains or losses; transaction costs; foreign currency gains (losses) related to sales; goodwill impairment following the sale of operating real estate and other intangible assets; the incentive fee relating to the amended and restated management agreement with external manager and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures.
CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of net income (loss) attributable to common stockholders to CAD for the three and six months ended June 30, 2019 and 2018 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$(1,428)	$37,659	$9,633	$36,587
Noncontrolling interests	(6)	217	56	221

Adjustments:
Depreciation and amortization items(1)(2)	8,017	14,241	15,436	27,194
Other (gain) loss, net(3)(4)	1,402	(4,541)	5,065	(2,954)
(Gain) on sales, net	(3,671)	(38,319)	(21,396)	(39,585)
Transaction costs and other(5)(6)	2,303	2,288	5,229	2,767
CAD	$6,617	$11,545	$14,023	$24,230
CAD per share(7)	$0.13	$0.22	$0.28	$0.45

_________________

(1)
Three months ended June 30, 2019 reflects an adjustment to exclude depreciation and amortization of $5.9 million, amortization expense of capitalized above/below market leases of $(0.3) million, amortization of deferred financing costs of $0.4 million and amortization of equity-based compensation of $2.0 million. Three months ended June 30, 2018 reflects an adjustment to exclude depreciation and amortization of $12.0 million, amortization expense of capitalized above/below market leases of $0.2 million, amortization of deferred financing costs of $0.9 million and amortization of equity-based compensation of $1.2 million.

(2)
Six months ended June 30, 2019 reflects an adjustment to exclude depreciation and amortization of $11.8 million, amortization expense of capitalized above/below market leases of $(0.5) million, amortization of deferred financing costs of $0.9 million and amortization of equity-based compensation of $3.2 million. Six months ended June 30, 2018 reflects an adjustment to exclude depreciation and amortization of $23.6 million, amortization expense of capitalized above/below market leases of $0.4 million, amortization of deferred financing costs of $1.6 million and amortization of equity-based compensation of $1.6 million.

(3)
Three months ended June 30, 2019 CAD includes a $1.4 million net gain related to the settlement of foreign currency derivatives. Three months ended June 30, 2018 CAD includes a $1.0 million net loss related to the settlement of foreign currency derivatives.

(4)
Six months ended June 30, 2019 CAD includes a $2.6 million net gain related to the settlement of foreign currency derivatives. Six months ended June 30, 2018 CAD includes a $2.4 million net loss related to the settlement of foreign currency derivatives.

(5)
Three months ended June 30, 2019 reflects an adjustment to exclude $1.8 million of transaction costs and $0.5 million related to extinguishment of debt. Three months ended June 30, 2018 reflects an adjustment to exclude $0.9 million of transaction costs and other one-time items and $1.4 million related to extinguishment of debt.

(6)
Six months ended June 30, 2019 reflects an adjustment to exclude $2.6 million of transaction costs, $0.7 million related to extinguishment of debt and $2.0 million of taxes related to sales. Six months ended June 30, 2018 reflects an adjustment to exclude $1.3 million of transaction costs and other one-time items and $1.4 million related to extinguishment of debt.

(7)
CAD per share is based on 50.5 million and 50.3 million weighted average shares (common shares outstanding including operating partnership units and RSUs not subject to performance hurdles) for the three and six months ended June 30, 2019, respectively. CAD per share is based on 52.6 million and 54.1 million weighted average shares (common shares outstanding including operating partnership units and RSUs not subject to performance hurdles) for the three and six months ended June 30, 2018, respectively. CAD per share does not take into account any potential dilution from restricted stock units subject to performance metrics not currently achieved.

Net Operating Income
We believe NOI is a useful metric for evaluating the operating performance of our real estate portfolio in the aggregate. Portfolio results and performance metrics represent 100% for all consolidated investments. Net operating income reflects total property and related revenues, adjusted for: (i) amortization of above/below market leases; (ii) straight-line rent (except with respect to rent free period); (iii) other items such as adjustments related to joint ventures and non-recurring bad debt expense and less property operating expenses. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, transaction costs, depreciation and amortization expense, gains on sales, net and other items under U.S. GAAP and capital expenditures and leasing costs, all of which may be significant economic costs. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of NOI of our real estate equity and preferred equity segments to property and other related revenues less property operating expenses for the three and six months ended June 30, 2019 and 2018 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Lease income	$16,499	$30,162	$33,583	$62,727
Other income	107	143	582	421
Total property and other income	16,606	30,305	34,165	63,148
Properties - operating expenses	3,557	6,930	6,463	13,732
Adjustments:
Interest income	761	706	1,538	1,435
Amortization and other items(1)(2)	(252)	352	(504)	572
NOI(3)	$13,558	$24,433	$28,736	$51,423
_____________________________

(1)
Three months ended June 30, 2019 primarily excludes $(0.3) million of amortization of above/below market leases. Three months ended June 30, 2018 primarily excludes $0.2 million of amortization of above/below market leases and $0.1 million of other one-time items.

(2)
Six months ended June 30, 2019 primarily excludes $(0.5) million of amortization of above/below market leases. Six months ended June 30, 2018 primarily excludes $0.4 million of amortization of above/below market leases and $0.1 million of other one-time items.

(3)
The following table presents a reconciliation of net income (loss) to NOI of our real estate equity and preferred equity segment for the three and six months ended June 30, 2019 and 2018 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$(1,434)	$37,876	$9,689	$36,808
Remaining segments(i)	8,156	2,355	17,432	11,883
Real estate equity and preferred equity segment adjustments:
Interest expense	3,237	5,601	6,691	11,556
Other expenses	734	1,250	1,471	2,674
Depreciation and amortization	5,908	11,976	11,821	23,627
Other (gain) loss, net	17	1,526	348	1,694
Extinguishment of debt	476	1,441	670	1,441
Gain on sales, net	(3,671)	(38,319)	(21,396)	(39,585)
Income tax (benefit) expense	249	(76)	2,401	(37)
Other items	(114)	803	(391)	1,362
Total adjustments	6,836	(15,798)	1,615	2,732
NOI	$13,558	$24,433	$28,736	$51,423
_____________________________

(i)	Reflects the net (income) loss in our corporate segment to reconcile to net operating income.

Same Store Net Operating Income
We believe same store NOI is a useful metric for evaluating the operating performance as it reflects the operating performance of the real estate portfolio and provides a better measure of operational performance for quarter-over-quarter and year-over-year comparison. Same store net operating income is presented for the same store portfolio, which comprises all properties that were owned by us at the end of the reporting period. We define same store net operating income as NOI excluding (i) properties that were acquired or sold during the period, (ii) impact of foreign currency changes and (iii) amortization of above/below market leases. We consider same store NOI to be an appropriate and useful supplemental performance measure. Same store NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.  In addition, our methodology for calculating same store net operating income involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Same store portfolio is defined as properties in operation throughout the full periods presented under the comparison, excluding the impact of foreign currency changes, and included 14 properties and our preferred equity segment (Gresham Street).

Same Store Analysis - Three Months Ended June 30, 2019
The following table presents our same store analysis for the preferred equity segment (Gresham Street) and real estate equity segment which comprises 14 properties (134,087 square meters) adjusted for currency movement and properties that were acquired or sold at any time during the three months ended June 30, 2019 and 2018 and March 31, 2019 (dollars in thousands):

	Three Months Ended June 30,(1)		Increase (Decrease)		Three Months Ended March 31, 2019(1)	Quarter-over-quarter Increase (Decrease)
	2019	2018	Amount	%		Amount	%
Same Store Occupancy (end of period)	96%	97%			96%
Same store
Rental income(2)	$13,136	$12,999	$137	1.1%	$13,208	$(72)	(0.5)%
Escalation income	2,445	2,612	(167)		2,542	(97)
Lease income	15,581	15,611	(30)		15,750	(169)
Interest income	661	671	(10)		664	(3)
Other income	66	(36)	102		63	3
Total revenues	16,308	16,246	62	0.4%	16,477	(169)	(1.0)%
Utilities	775	484	291		681	94
Real estate taxes and insurance	709	794	(85)		702	7
Management fees	231	246	(15)		129	102
Repairs and maintenance	1,029	910	119		1,083	(54)
Other(2)(3)	224	243	(19)		202	22
Properties - operating expenses	2,968	2,677	291	10.9%	2,797	171	6.1%
Same store net operating income	$13,340	$13,569	$(229)	(1.7)%	$13,680	$(340)	(2.5)%
_____________________________

(1)	The three months ended June 30, 2018 and March 31, 2019 are translated using the average exchange rate for the three months ended June 30, 2019.

(2)	Adjusted to exclude amortization of above/below market leases and ground leases.

(3)	Includes non-recoverable value-added tax, or VAT, administrative costs and other non-reimbursable expenses.
The following table presents a reconciliation from net income (loss) to same store net operating income for the real estate equity segment for the three months ended June 30, 2019 and 2018 and March 31, 2019 (dollars in thousands):

	Same Store Reconciliation
	Three Months Ended June 30,		Three Months Ended March 31, 2019
	2019	2018
Net income (loss)	$(1,434)	$37,876	$11,123
Corporate segment net (income) loss(1)	8,156	2,355	9,276
(Gain) on sales, net	(3,671)	(38,319)	(17,725)
Other (income) loss(2)	10,507	22,521	12,504
Net operating income	13,558	24,433	15,178
Sale of real estate investments and other(3)	(218)	(10,864)	(1,498)
Same store net operating income	$13,340	$13,569	$13,680

_____________________________

(1)	Includes management fees, general and administrative expense, compensation expense, corporate interest expense and corporate transaction costs offset by the net gain on foreign currency derivatives.

(2)	Includes depreciation and amortization expense, loss on interest rate caps and other expenses in the real estate equity segment.

(3)
Primarily reflects the impact of net operating income of sold assets, interest income on the Trianon preferred equity investment and the foreign currency effect relating to the translation of the June 30, 2018 and March 31, 2019 balances to the June 30, 2019 exchange rate.

Safe Harbor Statement

Certain statements in the press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond NRE’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement; the exchange rates between the closing date and January 6, 2020; the closing date; the inability to complete the proposed mergers due to the failure to obtain the NRE stockholder approval, to meet expectations regarding the timing, accounting and tax treatment of the proposed merger, or to satisfy other conditions to consummation of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from NRE’s ongoing business operations due to the proposed merger; the impact of the announcement of the proposed mergers on relationships with third parties, including commercial counterparties, tenants and competitors; NRE’s ability to qualify and remain qualified as a as a real estate investment trust or REIT; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in NRE’s reports filed from time to time with the SEC, including the most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018. There can be no assurance that the proposed mergers will in fact be consummated.
We caution investors not to unduly rely on any forward-looking statements. Any forward-looking statements speak only as of the date of this communication. NRE is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and NRE does not intend to do so.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, NRE filed a preliminary proxy statement on Schedule 14A on August 1, 2019, and intends to file other relevant documents with the SEC, including a proxy statement in definitive form. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF NRE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through our website at https://www.nrecorp.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation
NRE and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NRE’s stockholders in respect of the proposed merger. Information about the directors and executive officers of NRE is set forth in the proxy statement for NRE’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on July 11, 2019. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger.

Endnotes

1.	Excludes the preferred equity investment.

2.	Occupancy and weighted average remaining contractual lease term based on rent roll as of June 30, 2019, on a same store basis.